Exhibit 10.1

EXECUTION

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 9, 2019, by and among Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company limited by shares, which shall deregister as a Cayman Islands exempted company and continue and domesticate (the “Domestication”) as Virgin Galactic Holdings, Inc., a Delaware corporation prior to the closing of the Merger (defined below) (the “Company”), Chamath Palihapitiya (the “CP Holder”), and Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (the “Holder”).

WHEREAS, as set forth in that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Foundation Sub 1, Inc., a Delaware corporation (“Merger Sub A”), Foundation Sub 2, Inc., a Delaware corporation (“Merger Sub B”), Foundation Sub, LLC, a Delaware limited liability company (“Merger Sub LLC” and, together with Merger Sub A and Merger Sub B, the “Merger Subs”), TSC Vehicle Holdings, Inc., a Delaware corporation (“TSCV”), Virgin Galactic Vehicle Holdings, Inc., a Delaware corporation (“VGVH”), and VGH, LLC, a Delaware limited liability company (“VGH”), and the Holder, the parties thereto have agreed, among other things, and in accordance with the terms and subject to the conditions set forth in the Merger Agreement, that following the Domestication, (i) Merger Sub A is to merge with and into TSCV, with TSCV continuing on as the surviving entity, (ii) Merger Sub B is to merge with and into VGVH, with VGVH continuing on as the surviving entity and (iii) Merger Sub LLC is to merge with and into VGH, with VGH continuing on as the surviving entity (collectively, the “Mergers” together with the Domestication, the “Business Combination”);

WHEREAS, concurrently with the Business Combination, the CP Holder has agreed to, subject to the terms and conditions of this Agreement, (i) subject to clause (ii) below, purchase a number shares, as further described below, of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from the Holder in exchange for cash; or (ii) at the option of the Holder, instead reduce the number of shares purchased from the Holder and contribute such cash directly to the Company in exchange for a number of shares of Common Stock, as further described below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Holder’s Option. The Holder must elect to exercise one (and only one) of the following options in connection with the consummation of the Business Combination:

(a)           Primary Purchase. At the Holder’s option, to be elected in writing and delivered to the CP Holder and the Company at least one (1) Business Day prior to the consummation of the Business Combination (the “Closing Date”), concurrently with the consummation of the Business Combination, the CP Holder hereby agrees to purchase from the Company up to 10,000,000 newly-issued shares of Common Stock (the “Primary Shares”) at a price of $10.00 per share for an aggregate purchase price of up to $100,000,000.00 (the “Primary Purchase Price”) on the terms provided for herein (the “Primary Purchase”).

(b)         Secondary Purchase. At the Holder’s option, to be elected in writing and delivered to the CP Holder and the Company at least one (1) Business Day prior to the Closing Date, concurrently with the consummation of the Business Combination, the CP Holder hereby agrees to purchase from the Holder up to 10,000,000 shares of Common Stock (the “Secondary Shares” together with the Primary Shares, the “CP Holder Shares”) at a price of $10.00 per share for an aggregate purchase price of up to $100,000,000.00 (the “Secondary Purchase Price” together with the Primary Purchase Price, the “CP Holder Purchase Price”) on the terms provided herein (the “Secondary Purchase” together with the Primary Purchase, the “CP Holder Purchase”).

(c)          Secondary Purchase with Reinvestment. At the Holder’s option, to be elected in writing and delivered to the CP Holder and the Company at least one (1) Business Day prior to the Closing Date, concurrently with the consummation of the Business Combination:

(i)           the CP Holder hereby agrees to purchase from the Holder up to 10,000,000 Secondary Shares at the Secondary Purchase Price on the terms provided herein; and

(ii)          the Holder may use all or a portion of the proceeds of the Secondary Purchase pursuant to Section 1(c)(i), to purchase from the Company up to 10,000,000 (but in no event to exceed the number of Secondary Shares purchased in the Secondary Purchase pursuant to Section 1(c)(i)) newly-issued shares of Common Stock (the “Reinvestment Shares” together with the CP Holder Shares, the “Shares”) at a price of $10.00 per share for an aggregate purchase price of up to $100,000,000.00 (the “Reinvestment Purchase Price”) on the terms provided for herein (the “Reinvestment” together with the CP Holder Purchase, the “Investment”).

(d)         Primary Purchase and Secondary Purchase. Subject to Section 2(a) below, at the Holder’s option, to be elected in writing and delivered to the CP Holder and the Company at least one (1) Business Day prior to the Closing Date, concurrently with the consummation of the Business Combination:

(i)           the CP Holder hereby agrees to purchase from the Company up to 10,000,000 Primary Shares at the Primary Purchase Price on the terms provided for herein; and

(ii)          the CP Holder hereby agrees to purchase from the Holder up to 10,000,000 Secondary Shares at the Secondary Purchase Price on the terms provided herein.

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(e)          Primary Purchase and Secondary Purchase with Reinvestment. Subject to the satisfaction of the conditions set forth in Section 2(a) below, at the Holder’s option, to be elected in writing and delivered to the CP Holder and the Company at least one (1) Business Day prior to the Closing Date, concurrently with the consummation of the Business Combination:

(i)           the CP Holder hereby agrees to purchase from the Company up to 10,000,000 Primary Shares at the Primary Purchase Price on the terms provided for herein;

(ii)          the CP Holder hereby agrees to purchase from the Holder up to 10,000,000 Secondary Shares at the Secondary Purchase Price on the terms provided herein; and

(iii)         the Holder may use all or a portion of the proceeds of the Secondary Purchase pursuant to Section 1(e)(ii), to purchase from the Company up to 10,000,000 (but in no event to exceed the number of Secondary Shares purchased in the Secondary Purchase pursuant to Section 1(e)(ii)) Reinvestment Shares at the Reinvestment Purchase Price on the terms provided for herein.

2.            Qualifications. Notwithstanding anything to the contrary in this Agreement:

(a)          If the Holder makes an election pursuant to Section 1(d) or Section 1(e):

(i)           the number of Secondary Shares purchased by the CP Holder in such Secondary Purchase shall be reduced by the number of Primary Shares purchased by the CP Holder in the Primary Purchase (if any), such that the total number of CP Holder Shares shall, in any case, be equal to 10,000,000; and

(ii)           the Secondary Purchase Price shall be reduced by an amount equal to the Primary Purchase Price (if any), such that the total CP Holder Purchase Price shall, in any case, be equal to $100,000,000.00.

(b)          For the avoidance of doubt, in no event will the CP Holder be required to purchase more than 10,000,000 shares or fund more than $100,000,000 pursuant to Section 1.

(c)          Nothing in this Agreement shall limit or modify the Holder’s rights under the Merger Agreement with respect to the purchase of shares of Common Stock.

(d)          If the condition to closing set forth in Section 10.3(d) of the Merger Agreement is not satisfied or validly waived prior to or concurrently with the Closing, then the Holder shall not have the right to exercise any option under Section 1.

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3.            Closing.

(a)          Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by the Holder’s election to exercise one of its options pursuant to Section 1 (the “Closing”) shall take place concurrently with the consummation of the Business Combination. At the applicable Closing:

(i)            if any Secondary Shares are to be purchased by the CP Holder in the Secondary Purchase, (x) the CP Holder shall deliver to the Holder the Secondary Purchase Price by wire transfer of immediately available funds to an account designated by the Holder in writing prior to the applicable Closing and (y) the Holder shall deliver (or cause to be delivered) the Secondary Shares in book entry form to the CP Holder or to a custodian designated by the CP Holder prior to the applicable Closing;

(ii)           if any Primary Shares are to be purchased by the CP Holder in the Primary Purchase, (x) the CP Holder shall deliver to the Company the Primary Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing prior to the Closing and (y) the Company shall deliver (or cause to be delivered) the Primary Shares in book entry form to the CP Holder or to a custodian designated by the CP Holder prior to the Closing; and

(iii)          if any Reinvestment Shares are to be purchased by the Holder in the Reinvestment, (x) the Holder shall deliver to the Company the Reinvestment Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing prior to the Closing and (y) the Company shall deliver (or cause to be delivered) the Reinvestment Shares in book entry form to the Holder or to a custodian designated by the Holder prior to the Closing.

(b)          The applicable Closing shall be subject to the conditions that, on the Closing Date:

(i)            the Business Combination has been consummated;

(ii)           (x) with respect to the Company solely with respect to a Closing of the transactions contemplated by Section 1(c) or Section 1(e), that all representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Merger Agreement), except for, in each case, inaccuracies in the representations and warranties of the Holder which would not preclude the ability of the Company to consummate the transactions contemplated hereby, and consummation of the applicable Closing shall constitute a reaffirmation by the Holder of each of the representations, warranties and agreements of the Holder contained in this Agreement as of the applicable Closing Date; (y) with respect to the CP Holder solely with respect to a Closing of the transactions contemplated by Section 1(b), Section 1(c), Section 1(d) or Section 1(e), that all representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Merger Agreement), except for, in each case, inaccuracies in the representations and warranties of the Holder which would not preclude the ability of the CP Holder to consummate the transactions contemplated hereby, and consummation of the applicable Closing shall constitute a reaffirmation by each of the Company and the Holder of each of the representations, warranties and agreements of the Holder contained in this Agreement as of the Closing Date; and (z) with respect to the Holder, that all representations and warranties of the Company and the CP Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Merger Agreement), and consummation of the applicable Closing shall constitute a reaffirmation by each of the Company and the CP Holder of each of the representations, warranties and agreements of each such party contained in this Agreement as of the Closing Date;

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(iii)        all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated and there shall not be in force any statute, rule or regulation or order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement on the terms and conditions set forth herein; and

(iv)        no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(c)          At the applicable Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement, including the Investment, on the terms and conditions set forth herein.

4.            Company Representations and Warranties. The Company represents and warrants to the Holder and, solely to the extent of a Closing of the transactions contemplated by Section 1(a), Section 1(d) or Section 1(e), to the CP Holder, that:

(a)          Qualification and Organization of the Company. As of the date of this Agreement, the Company has been duly incorporated as an exempted company in good standing under the laws of the Cayman Islands. Subject to obtaining the approvals (the “Required Approvals”) in connection with the Company’s performance of the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby, including the Investment (collectively, the “Transactions”), the Company has all requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the Transactions, including the issuance and sale of the Shares as contemplated by this Agreement. As of the applicable Closing Date, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the Transactions. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the CP Holder and the Holder) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except for its ownership of Merger Subs, prior to giving effect to the Transactions, the Company does not own, directly or indirectly, any capital stock or other equity interests in any entity or person and does not have any subsidiaries.

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(b)          Capitalization of the Company. As of the Closing Date, the Company will have the capitalization set forth in the Company’s proxy statement/prospectus included in its Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange and mailed to shareholders of the Company in connection with the Transactions (the “Proxy Statement/Prospectus”), after giving effect to the domestication proposal set forth therein. Except as described in the Proxy Statement/Prospectus there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities. Except as described in the Proxy Statement/Prospectus, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the shareholders of the Company relating to the securities of the Company held by them. Except as described in the Proxy Statement/Prospectus and in this Agreement, no person or other legal entity has the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person or legal entity.

(c)          Valid Issuance. Subject to obtaining the Required Approvals, as of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the CP Holder and the Holder, as applicable, against full payment of the Primary Purchase Price and the Reinvestment Purchase Price, respectively, will have been duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation and bylaws or under applicable law.

(d)          No Conflict. Subject to obtaining the Required Approvals, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the transactions contemplated hereby will be performed in accordance with the rules of the New York Stock Exchange (the “NYSE”) and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, after giving effect to the Transactions, pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, that would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations (a “Material Adverse Effect”) of the Company or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, that would have a Material Adverse Effect on the Company or the legal authority of the Company to comply with this Agreement.

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(e)          Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the issuance and sale of the Shares contemplated hereby based upon arrangements made by or on behalf of the Company, other than as previously disclosed to the CP Holder and the Holder.

(f)            No Other Representations or Warranties. The Company acknowledges that there have been no representations, warranties, covenants and agreements made to the Company by the CP Holder or the Holder, or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and the Merger Agreement.

5.            CP Holder Representations and Warranties. The CP Holder represents and warrants to the Company and the Holder that:

(a)          Due Execution. The CP Holder has all requisite power and authority to enter into this Agreement and perform his obligations hereunder. This Agreement has been duly executed and delivered by the CP Holder, and (assuming due authorization, execution and delivery by the Company and the Holder) this Agreement constitutes a legal, valid and binding obligation of the CP Holder, enforceable against the CP Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          No Conflict. The Investment and compliance by the CP Holder with all applicable provisions of this Agreement will not result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the CP Holder or any of his properties, that would materially affect the legal authority of the CP Holder to comply with this Agreement.

(c)          Sufficiency of Funds. From the date hereof through the Closing Date, the CP Holder has and will have sufficient funds on hand or readily available from lenders pursuant to an existing credit facility to pay the CP Holder Purchase Price in accordance with the terms of this Agreement. The CP Holder has provided to the Holder, as of the date hereof and as of the Closing Date, evidence of funds available to him sufficient to pay the CP Holder Purchase Price in form reasonably satisfactory to the Holder.

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(d)          Status and Investment Intent of the CP Holder. The CP Holder is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the CP Holder is acquiring the Shares for his own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. The CP Holder acknowledges and agrees that (x) the Shares have not been registered under the Securities Act and that except as contemplated in connection with the Transactions, the Company is not required to register the Shares, and (y) the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except: (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a legend to such effect. The CP Holder is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of his investment. The CP Holder acknowledges and affirms that, with the assistance of his advisors, he has conducted and completed its own investigation, analysis and evaluation related to the investment in the Shares. The CP Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The CP Holder acknowledges that nothing in this Agreement or any other materials presented to the CP Holder in connection with the Investment constitutes legal, tax or investment advice. The CP Holder has consulted such legal, tax, accounting and investment advisors as he, in his sole discretion, has deemed to be necessary or appropriate in connection with the Investment, and he relies solely on such advisors and not on any statements or representations of the Company or the Holder or any of the agents or representatives of the Company or the Holder with respect to such legal, tax, accounting and investment consequences. The CP Holder acknowledges that he, and not the Company or the Holder, shall be responsible for his own tax liability that may arise as a result of the Investment other than any tax liability arising from the breach of any representation, warranty or covenant contained herein.

(e)           Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the issuance and sale of the Shares contemplated hereby based upon arrangements made by or on behalf of the CP Holder, except as previously disclosed to the Company and the Holder.

(f)           No Other Representations or Warranties. The CP Holder acknowledges that there have been no representations, warranties, covenants and agreements made to the CP Holder by the Company or the Holder, or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and the Merger Agreement.

6.            Holder Representations and Warranties. The Holder represents and warrants, solely to the extent of a Closing of the transactions contemplated by Section 1(c) or Section 1(e), to the Company, and, solely to the extent of a Closing of the transactions contemplated by Section 1(b), Section 1(c), Section 1(d) or Section 1(e), to the CP Holder, that:

(a)           Qualification and Organization of the Holder. The Holder is a company limited by shares under the laws of the British Virgin Islands, with all requisite company power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder. The execution and delivery by the Holder of this Agreement, the performance by the Holder of its obligations hereunder and the consummation by the Holder of the transactions contemplated hereby, including the Reinvestment, as applicable, have been duly authorized by all requisite action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder, and (assuming due authorization, execution and delivery by the Company and the CP Holder) this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(b)          No Conflict. The Investment and compliance by the Holder with all applicable provisions of this Agreement will not result in any violation of the provisions of the organizational documents of the Holder or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Holder or any of its properties, that would materially affect the legal authority of the Holder to comply with this Agreement.

(c)          Ownership of Secondary Shares. At the applicable Closing, the Holder will own, beneficially and of record, and will have valid title to, and the right to transfer to the CP Holder, all of the Secondary Shares, free and clear of any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever (“Encumbrances”). At the applicable Closing, upon delivery to the Holder of the Secondary Purchase Price, the CP Holder will acquire, and have valid title to, the Secondary Shares, free and clear of any and all Encumbrances. No person has any written or oral agreement, arrangement or understanding or option for, or any right or privilege (whether by law, preemption or contract) that is or is capable of becoming an agreement, arrangement or understanding or option for, the purchase or acquisition from the Holder of any of the Secondary Shares.

(d)          Status and Investment Intent of the Holder. The Holder is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Holder is acquiring the Reinvestment Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Reinvestment Shares in a manner that would violate the registration requirements of the Securities Act. The Holder acknowledges and agrees that (x) the Reinvestment Shares have not been registered under the Securities Act and that except as contemplated in connection with the Transactions, the Company is not required to register the Reinvestment Shares, and (y) the Reinvestment Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except: (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Reinvestment Shares shall contain a legend to such effect. The Holder is able to bear the economic risk of holding the Reinvestment Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. The Holder acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Reinvestment Shares. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Reinvestment Shares. The Holder acknowledges that nothing in this Agreement or any other materials presented to the Holder in connection with the Investment constitutes legal, tax or investment advice. The Holder has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed to be necessary or appropriate in connection with the Investment and it relies solely on such advisors and not on any statements or representations of the Company or the CP Holder or any of the agents or representatives of the Company or the CP Holder with respect to such legal, tax, accounting and investment consequences. The Holder acknowledges that it, and not the Company or the CP Holder, shall be responsible for its own tax liability that may arise as a result of the Investment other than any tax liability arising from the breach of any representation, warranty or covenant contained herein.

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(e)          Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the issuance and sale of the Shares contemplated hereby based upon arrangements made by or on behalf of the Holder, except as previously disclosed to the Company and the CP Holder.

(f)           No Other Representations or Warranties. The Holder acknowledges that there have been no representations, warranties, covenants and agreements made to the Holder by the Company or the CP Holder, or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and the Merger Agreement.

7.            Securities Law Matters.

(a)          Legends. It is understood that, except as provided below, book entry accounts evidencing the Shares may bear the following or similar legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

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(b)          Removal of Legends. Notwithstanding the foregoing, the CP Holder and the Holder shall be entitled to receive from the Company a like number of shares not bearing such legend upon the request of the CP Holder or the Holder, as applicable, (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on transfer of such shares under the Securities Act, the delivery of a customary opinion of counsel to the CP Holder or the Holder, as applicable, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend is no longer required in order to ensure compliance with the Securities Act.

8.           NYSE Listing. As of the Closing Date, the Company shall have prepared and filed with the NYSE a listing application (which may be an additional shares listing application) covering all of the Shares and the Shares shall have been approved for listing on NYSE, subject to official notice of issuance.

9.           Miscellaneous.

(a)          Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed and, in the case of email, excluding any automated reply, such as an out-of-office notification), addressed as follows:

if to the Company to:

Social Capital Hedosophia Holdings Corp.

120 Hawthorne Avenue

Palo Alto, California

Attention:     Steve Trieu

Email:           steve@socialcapital.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:      Howard L. Ellin

Christopher M. Barlow

Email:           howard.ellin@skadden.com
                     christopher.barlow@skadden.com

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if to the CP Holder to:

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004-2400

Attention:     Robert D. Sanchez

Email:           rdsanchez@cooley.com

If to the Holder to:

Vieco 10 Limited

Craigmuir Chambers

PO Box 71

Road Town

Tortola

British Virgin Islands

Email:           vghl@harneys.com

with copies to (which shall not constitute notice):

Virgin Management USA, Inc.

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention:     James Cahillane, General Counsel

Email:           James.Cahillane@virgin.com

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:     Josh Dubofsky

Justin G. Hamill

Charles K. Ruck

Email:           josh.dubofsky@lw.com

justin.hamill@lw.com

charles.ruck@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(b)          Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)          Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closings shall have occurred.

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(d)          Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Merger Agreement, constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement

(e)          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(f)          Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 7(f).

(g)          Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated hereby.

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(h)          Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void; provided that this Agreement and all of the Holder’s rights and obligations hereunder may be transferred or assigned (each, a “Transfer”), at any time and from time to time, to one or more affiliates of the Holder, in related or unrelated transactions; provided, further, that this Agreement and all of the CP Holder’s rights and obligations hereunder may be Transferred, at any time and from time to time, to one or more entities owned solely by the CP Holder and/or his immediate family members, in related or unrelated transactions; provided, further, that, prior to any such Transfer, the applicable transferee shall execute and deliver a joinder to this Agreement, in form reasonably acceptable to the non-transferring parties, to each of the non-transferring parties pursuant to which such transferee agrees to be bound by the terms of this Agreement to the same extent as if an original party hereto; provided, further, that no such Transfer will relieve any such transferor’s obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(i)          Publicity.

(i)          All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the applicable Closing be subject to the prior mutual approval of the CP Holder, the Holder and the Company, which approval shall not be unreasonably withheld by any party; provided that no party shall be required to obtain consent pursuant to this Section 7(i)(i) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 7(i).

(ii)         The restriction in Section 7(i)(i) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other parties in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval or early termination under the HSR Act and to make any relating filing shall be deemed not to violate this Section 7(i).

(j)          Amendment and Modification; Waiver. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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(k)         Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(l)          Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and any express guarantor of any such party’s obligations hereunder and then only with respect to the specific obligations set forth herein with respect to such party; provided, however, that the foregoing shall not relieve any party for liability with respect to fraud.

(m)        Termination. This Agreement shall terminate and be void and of no further force and effect and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms or (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided, that nothing herein shall relieve any party from liability for any willful breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

(n)         HSR Filing. In connection with the transactions contemplated hereby, each of Holder, CP Holder and the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act (as defined in the Merger Agreement). Each of Holder, CP Holder and the Company shall substantially comply with any Antitrust Information or Document Requests (in each case, as defined in the Merger Agreement). Each of Holder, CP Holder and the Company shall (and, to the extent required, shall cause its Affiliates to) request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and (ii) prevent the entry, in any Legal Proceeding (as defined in the Merger Agreement) brought by an Antitrust Authority (as defined in the Merger Agreement) or any other Person (as defined in the Merger Agreement), of any Governmental Order (as defined in the Merger Agreement) which would prohibit, make unlawful or delay the consummation of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Social Capital Hedosophia Holdings Corp.

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: CEO

Chamath Palihapitiya

By:	/s/ Chamath Palihapitiya

VIECO 10 LIMITED

By:	/s/ George Whitesides
Name: George Whitesides
Title: Director

[Signature Page to Purchase Agreement]